Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

May 29, 2013

Monro Muffler Brake, Inc.

200 Holleder Parkway

Rochester, New York 14615

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-118176 and 333-125964) and Form S-8 (File Nos. 333-34290, 333-57438, 333-57432, 333-57450, 333-133044, 333-133045, 333-151196 and 333-173129) of Monro Muffler Brake, Inc. of our report dated May 29, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Rochester, New York

May 29, 2013

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